UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2013

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on August 28, 2013, the Company’s stockholders (i) re-elected Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the Company’s 2014 Annual Meeting of Stockholders, (ii) approved an amendment to the Power Solutions International, Inc. 2012 Incentive Compensation Plan to increase the number of shares of common stock available for issuance under that plan by 700,000 shares; (iii) approved, in a non-binding advisory vote, the compensation paid to our named executive officers as set forth in the proxy statement; (iv) recommended, in a non-binding advisory vote, that a stockholder vote to approve the compensation paid to our named executive officers should occur every two years; and (v) ratified the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2013.

The following summarizes the voting results on each of the proposals considered at the Annual Meeting:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Directors:
Gary S. Winemaster	7,487,010	—	—	4,534	1,795,910
Kenneth W. Landini	7,487,010	—	—	4,534	1,795,910
H. Samuel Greenawalt	7,487,010	—	—	4,534	1,795,910
Jay J. Hansen	7,487,010	—	—	4,534	1,795,910
Mary E. Vogt	7,487,010	—	—	4,534	1,795,910

Approval of the amendment to the 2012 Power Solutions Incentive Compensation Plan	7,376,933	—	111,385	3,226	1,795,910

Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers	7,476,796	—	10,512	4,236	1,795,910

Ratification of the Appointment of McGladrey LLP	9,008,806	—	775	217	277,656

Recommendation, in a non-binding advisory vote, of whether a non-binding advisory stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

Votes For One Year	Votes For Two Years	Votes For Three Years	Broker Non-Votes
2,982,833	4,329,701	6,426	1,968,494

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: September 3, 2013